UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2007, the Board of Directors (the “Board”) of Apollo Gold Corporation (the “Company”) adopted a shareholder rights plan (the “Rights Plan”) in order to ensure the fair treatment of shareholders in connection with any take-over bid for common shares of the Company.  The Rights Plan was not adopted in response to any proposal to acquire control of the Company. A description of the Rights Plan is set forth below in Item 3.03.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The primary objective of the Rights Plan is to (a) provide shareholders with adequate time to properly assess a take-over bid without undue pressure and (b) provide the Board with more time to fully consider an unsolicited take-over bid, and, if applicable, to explore other alternatives to maximize shareholder value.

The following is a summary of the terms of the Rights Plan. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Plan, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Issue of Rights

The Company issued one right (a “Right”) in respect of each common share outstanding at 5:00 p.m. (Toronto time) on January 17, 2007 (the “Record Time”).  The Company will issue Rights on the same basis for each common share issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time (both defined below).

Rights Certificates and Transferability

Before the Separation Time, the Rights will be evidenced by certificates for the common shares which are not transferable separate from the common shares.  From and after the Separation Time, the Rights will be evidenced by separate rights certificates which will be transferable separate from and independent of the common shares.

Exercise of Rights

Rights are not exercisable before the Separation Time.  After the Separation Time and before the Expiration Time, each Right entitles the holder to acquire one common share for the exercise price of $100 (subject to certain antidilution adjustments, the “Exercise Price”).  This Exercise Price is expected to be in excess of the estimated maximum value of the common shares during the term of the Rights Plan.  Upon the occurrence of a Flip-In Event (defined below) prior to the Expiration Time (defined below), each Right (other than any Right held by an “Acquiring Person,” which will become null and void as a result of such Flip-In Event) may be exercised to purchase that number of common shares which have an aggregate Market Price equal to twice the Exercise Price of the Rights for a price equal to the Exercise Price.  Effectively, this means a shareholder of the Company (other than the Acquiring Person) can acquire additional common shares from treasury at half their Market Price.

Definition of “Acquiring Person”

Subject to certain exceptions, an Acquiring Person is a person who is the Beneficial Owner (defined below) of 20% or more of the outstanding common shares.

Definition of “Beneficial Ownership”

A person is a Beneficial Owner if such person or its affiliates or associates or any other person acting jointly or in concert owns the securities in law or equity, or has the right to acquire (immediately or within 60 days) the securities upon the exercise of any convertible securities or pursuant to any agreement, arrangement or understanding.

However, a person is not a Beneficial Owner under the Rights Plan where:

(a)	the securities have been deposited or tendered pursuant to a takeover bid, unless those securities have been taken up or paid for; or
(b)
such person (including a fund manager, trust company, pension fund administrator, trustee or nondiscretionary client accounts of registered brokers or dealers) is engaged in the management of mutual funds or investment funds for others, as long as that person:

(i)	holds those common shares in the ordinary course of its business for the account of others;
(ii)	is not making a take-over bid or acting jointly or in concert with a person who is making a takeover bid; or
(iii)	such person is a registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depository.

Definition of “Separation Time”

Separation Time occurs on the eighth trading day after the earlier of:

(a)	the first date of public announcement that a person has become an Acquiring Person; and
(b)
the date of the commencement or announcement of the intent of a person to commence a take-over bid (other than a Permitted Bid or a Competing Permitted Bid) or such later date as determined by the Board.

Definition of “Expiration Time”

Expiration Time occurs on the date being the earlier of:

(a)	the time at which the right to exercise Rights is terminated under the terms of the Rights Plan; and
(b)	the fifth anniversary of the date of the Rights Plan.

Definition of a “Flip-In Event”

A Flip-In Event occurs when a person becomes an Acquiring Person provided the Flip-In Event is deemed to occur at the close of business on the tenth day (or such earlier date as determined by the Board) after the Share Acquisition Date (as defined in the Rights Plan).  Upon the occurrence of a Flip-In Event, any Rights that are beneficially owned by an Acquiring Person or any of its related parties to whom the Acquiring Person has transferred its Rights will become null and void as a result of which the Acquiring Person’s investment in the Company will be greatly diluted if a substantial portion of the Rights are exercised after a Flip-In Event occurs.

Definition of “Permitted Bid”

A Permitted Bid is a take-over bid made by a person (the “Offeror”) pursuant to a take-over bid circular that complies with the following conditions:

(a)	the bid is made to all registered holders of common shares (other than common shares held by the Offeror), and for all common shares (other than the common shares held by the Offeror);
(b)
the Offeror agrees that no common shares will be taken up or paid for under the bid for at least 60 days following the commencement of the bid and that no common shares will be taken up or paid for unless at such date more than 50% of the outstanding common shares held by shareholders other than the Offeror and certain related parties have been deposited pursuant to the bid and not withdrawn;

(c)	the Offeror agrees that the common shares may be deposited to and withdrawn from the take-over bid at any time before such common shares are taken up and paid for; and
(d)
if, on the date specified for take-up and payment, the condition in paragraph (b) above is satisfied, the bid shall remain open for an additional period of at least 10 business days to permit the remaining shareholders to tender their common shares.

Definition of “Competing Permitted Bid”

A Competing Permitted Bid is a take-over bid that:

(a)	is made while another Permitted Bid is in existence; and
(b)
satisfies all the requirements of a Permitted Bid except that the common shares under a Competing Permitted Bid may be taken up on the later of 35 days after the date of the take-over bid was made and 60 days after the earliest date on which any other Permitted Bid that was then in existence was made.

Redemption of Rights

The Rights may be redeemed by the Board at its option with the prior approval of the shareholders at any time before a Flip-In Event occurs at a redemption price of $0.0001 per Right (subject to certain antidilution adjustments).  In addition, the Rights will be redeemed automatically in the event of a successful Permitted Bid, Competing Bid or a bid for which the Board has waived the operation of the Rights Plan.

Waiver

Before a Flip-In Event occurs, the Board may waive the application of the Flip-In provisions of the Rights Plan to any prospective Flip-In Event that would occur by reason of a take-over bid made by a take-over bid circular to all registered holders of common shares.  However, if the Board waives the Rights Plan with respect to a particular bid, it will be deemed to have waived the Rights Plan with respect to any other takeover bid made by take-over bid circular to all registered holders of common shares before the expiry of that first bid.  Other waivers of the “Flip-In” provisions of the Rights Plan will require prior approval of the shareholders of the Company.  The Board may also waive the “Flip-In” provisions of the Rights Plan in respect of any Flip-In Event provided that the Board has determined that the Acquiring Person became an Acquiring Person through inadvertence and has reduced its ownership to such a level that it is no longer an Acquiring Person.

Term of the Rights Plan

Unless otherwise terminated, the Rights Plan will expire on January 17, 2012.

Amending Power

Except for minor amendments to correct typographical errors and amendments to maintain the validity of the Rights Plan as a result of a change of law, shareholder or rightsholder approval is required for amendments to the Rights Plan.

Rights Agent

The Rights Agent is CIBC Mellon Trust Company.

Rightsholder not a Shareholder

Until a Right is exercised, the holders thereof as such will have no rights as a shareholder of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibits are filed as part of this report:

4.1	Rights Agreement, dated January 17, 2007, between Apollo Gold Corporation and CIBC Mellon Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2007

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Rights Agreement, dated January 17, 2007, between Apollo Gold Corporation and CIBC Mellon Trust Company.